EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--609, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-30857 of our report dated October 2, 1997, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--609, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 2, 1997